Registration No.


     As Filed with the Securities and Exchange Commission on April 30, 1996
       -----------------------------------------------------------------





                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933



                            CIRCUIT CITY STORES, INC.
             (Exact name of registrant as specified in its charter)

            VIRGINIA                                             54-0493875
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

            9950 MAYLAND DRIVE
            RICHMOND, VIRGINIA                                    23233
(Address of Principal Executive Offices)                       (Zip Code)

         1984 CIRCUIT CITY STORES, INC. EMPLOYEE STOCK PURCHASE PLAN, AS
                     AMENDED AND RESTATED FEBRUARY 10, 1995,
                            AS AMENDED APRIL 9, 1996
        (Formerly 1984 CIRCUIT CITY STORES, INC. EMPLOYEE STOCK PURCHASE
                PLAN, AS AMENDED AND RESTATED FEBRUARY 15, 1994)
                            (Full title of the plan)

              RICHARD L. SHARP, PRESIDENT, CHIEF EXECUTIVE OFFICER
                            AND CHAIRMAN OF THE BOARD
                            CIRCUIT CITY STORES, INC.
                  9950 MAYLAND DRIVE, RICHMOND, VIRGINIA, 23233
                     (Name and address of agent for service)

                                 (804) 527-4000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                Proposed          Proposed
           Title of                             Maximum           Maximum
         Securities             Amount          Offering          Aggregate          Amount of
           to be                 to be          Price Per         Offering          Registration
         Registered            Registered         Share            Price                Fee
Common Stock, par              1,000,000        $ 31.25 (1)    $ 31,250,000         $ 10,775.86
value $.50, with
attached Rights to
Purchase Preferred
Stock, Series E,
par value $20.00 (2)

         The securities covered by this Registration Statement will be purchased by employees of the Registrant from time to time under the 1984 Circuit City Stores, Inc. Employee Stock Purchase Plan, as Amended and Restated February 10, 1995, as Amended April 9, 1996.



     --------

(1) Estimated solely for purpose of calculating the registration fee. Based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on April 26, 1996.

(2) The Rights to Purchase Preferred Stock will be attached to and trade with shares of the Common Stock. Value attributable to such rights, if any, will be reflected in the market price of the shares of Common Stock.

PART II.          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Certain Documents by Reference

                  The  Company  hereby   incorporates  by  reference  into  this
Registration Statement the documents listed below which have been filed with the Securities and Exchange Commission.

         (a) The Annual Report on Form 10-K (File No. 1-5767) for the fiscal year ended February 28, 1995.

         (b) All reports filed pursuant to Section 13 or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report referred to in (a) above, including the Company's Quarterly Reports on Form 10-Q for the quarters ended May 31, 1995, August 31, 1995 and November 30, 1995 and the Company's Report on Form 8-K dated March 5, 1996.

         (c) The description of the Common Stock appearing in Amendment No. 5 dated March 13, 1996 to Form 8-A/A filed with the Commission in connection with the listing of the Common Stock on the New York Stock Exchange.

                  In addition, the Company incorporates by reference the description of the Rights appearing in Amendment No. 1 dated March 13, 1996 in its Form 8-A/A filed with the Commission in connection with the listing of such Rights on the New York Stock Exchange.

                  All documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents.

Item 6.           Indemnification of Directors and Officers

                  The laws of the Commonwealth of Virginia pursuant to which the Company is incorporated permit it to indemnify its officers and directors against certain liabilities with the approval of its shareholders. The Articles of Incorporation of the Company, which have been approved by its shareholders, provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of the Company as a director or officer of any other legal entity and, in all such cases, his heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him in connection with any actual or threatened action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Company, except in relation to any action, suit or proceeding in which he has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

         The Company has purchased directors' and officers' liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company and its subsidiaries against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and
(2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

Item 8.           Exhibits

                  See Exhibit Index following signatures.

Item 9.           Undertakings

                  The undersigned registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment and each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Henrico, Commonwealth of Virginia, on April 29, 1996.

                                             CIRCUIT CITY STORES, INC.
                                                    Registrant

                                           By: /s/ Michael T. Chalifoux
                                              ---------------------------
                                               Michael T. Chalifoux
                                               Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                       Date

* Richard L. Sharp                          President, Chief                            April 29, 1996
- ------------------                          Executive Officer
Richard L. Sharp                            and Chairman of the
                                            Board

* Alan L. Wurtzel                           Vice Chairman of the                        April 29, 1996
- -----------------                           Board and Director
Alan L. Wurtzel

/s/ Michael T. Chalifoux                    Senior Vice President,                      April 29, 1996
- ------------------------                    Chief Financial Officer,
Michael T. Chalifoux                        Secretary and Director

* Richard N. Cooper                         Director                                    April 29, 1996
- -------------------
Richard N. Cooper


* Barbara S. Feigin                         Director                                    April 29, 1996
- -------------------
Barbara S. Feigin


- ----------------------                      Director
Theodore D. Nierenberg


- -----------------------                     Director
Hugh G. Robinson


                                        6





* Walter J. Salmon                          Director                                    April 29, 1996
- --------------------
Walter J. Salmon



* Mikael Salovaara                          Director                                    April 29, 1996
- --------------------
Mikael Salovaara


* Edward Villanueva                         Director                                    April 29, 1996
- --------------------
Edward Villanueva


/s/ Keith D. Browning                       Corporate Controller,                       April 29, 1996
- ---------------------
Keith D. Browning                           Principal Accounting
                                            Officer



*By:     /s/ Michael T. Chalifoux
       ---------------------------
         Michael T. Chalifoux
         Attorney-In-Fact































                                        7





                                  EXHIBIT INDEX

Exhibit
  No.              Document
- --------           --------

4.1                Registrant's Amended and Restated
                   Articles of Incorporation, effective
                   January 26, 1990, filed as Exhibit 3(a)
                   to Registrant's Annual Report on Form
                   10-K for the fiscal year ended February
                   28, 1993 (File No. 1-5767) are expressly incorporated herein by this reference.

4.2                Registrant's Articles of Amendment to
                   the Amended and Restated Articles of
                   Incorporation, effective February 26,
                   1993, filed as Exhibit 3(b) to
                   Registrant's Annual Report on Form 10-K
                   for the fiscal year ended February 28,
                   1993 (File No. 1-5767) are expressly
                   incorporated herein by this reference.

4.3                Registrant's Bylaws, as Amended and
                   Restated February 15, 1996, filed as
                   Exhibit 4(b) to Registrant's Current
                   Report on Form 8-K dated March 5, 1996
                   (File No. 1-5767) are expressly
                   incorporated herein by this reference.

4.4                Amended and Restated Rights Agreement
                   dated March 5, 1996, between Registrant
                   and Norwest Bank Minnesota, N.A., as
                   Rights Agent, filed as Exhibit 4(a) to
                   Registrant's Current Report on Form 8-K
                   dated March 5, 1996 (File No. 1-5767) is expressly incorporated herein by this reference.

5                  Opinion and Consent of McGuire, Woods,
                   Battle & Boothe, L.L.P., as to the
                   legality of the shares offered
                   hereunder, filed herewith.

23.1               Consent of KPMG Peat Marwick LLP, filed
                   herewith.

23.2               Consent of McGuire, Woods, Battle &
                   Boothe, L.L.P. (included in Exhibit 5).

24                 Powers of Attorney.


                                        8




99.1               Registrant's 1984 Employee Stock
                   Purchase Plan, as Amended and Restated
                   February 10, 1995, filed herewith.

99.2               Amendment adopted April 9, 1996, to
                   Registrant's 1984 Employee Stock
                   Purchase Plan, as Amended and Restated
                   February 10, 1995, filed herewith.







                                        9

